As filed with the Securities and Exchange Commission on August 2, 2023

Registration No. 333-269705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST LIGHT ACQUISITION GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2967193
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11110 Sunset Hills Road #2278

Reston, VA 20190

(202) 503-9255

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Vecchiolla

Chief Executive Officer

11110 Sunset Hills Road #2278

Reston, VA 20190

(202) 503-9255

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Raymond O. Gietz, Esq. Alexander D. Lynch, Esq. Corey R. Chivers, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Allan Camaisa, Chairman and CEO Wendy Pizarro, Esq., Chief Legal Officer Calidi Biotherapeutics, Inc. 4475 Executive Drive, Suite 200, San Diego, California, 92121 (858) 794-9600	Scott E. Bartel, Esq. Lewis Brisbois Bisgaard & Smith 633 West 5th Street, Suite 4000 Los Angeles, California 90071 (213) 358-6174

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an N in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note:

This Amendment No. 6 is being filed to update Exhibit 107.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Second Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Second Amended and Restated Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Current Charter. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Second Amended and Restated Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the accompanying Exhibit Index for the list of Exhibits beginning on page II-4 of this registration statement, which list of Exhibits is incorporated herein by reference.

Item 22. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” Exhibit 107 in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchasers, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

(1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among FLAG, Calidi, Merger Sub, the Purchaser Representative, the Seller Representative (included as Annex A to the proxy statement/prospectus).**

3.1	Certificate of Incorporation of First Light Acquisition Group, Inc. (incorporated by reference to Exhibit 3.1 to FLAG’s Current Report on Form 8-K filed with the SEC on September 15, 2021).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of First Light Acquisition Group, Inc. (incorporated by reference to Exhibit 3.1 to FLAG’s Current Report on Form 8-K filed with the SEC on September 16, 2022).

3.3	Bylaws of First Light Acquisition Group, Inc. (incorporated by reference to Exhibit 3.3 to FLAG’s Registration Statement on Form S-1 filed with the SEC on August 24, 2021).

3.4	Form of Second Amended And Restated Certificate of Incorporation of New Calidi (included as Annex B to the proxy statement/prospectus).**

3.5	Form of Amended and Restated Bylaws of New Calidi (included as Annex C to the proxy statement/prospectus).**

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to FLAG’s Registration Statement on Form S-1 filed with the SEC on August 24, 2021).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to FLAG’s Registration Statement on Form S-1 filed with the SEC on August 24, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to FLAG’s Registration Statement on Form S-1 filed with the SEC on August 24, 2021).

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant, dated September 9, 2021 (incorporated by reference to Exhibit 4.4 to FLAG’s Registration Statement on Form S-1 filed with the SEC on August 24, 2021).

5.1	Opinion of Weil, Gotshal & Manges LLP**

8.1	Opinion of Lewis Brisbois Bisgaard & Smith LLP**

10.1	Sponsor Agreement (included as Annex D to the proxy statement/prospectus).**

10.2	Voting and Lock-Up Agreement (included as Annex E to the proxy statement/prospectus).**

10.3	Form of Registration Rights Agreement (included as Annex F to the proxy statement/prospectus).**

10.4	Form of Calidi Biotherapeutics, Inc. Equity Incentive Plan (included as Annex G to the proxy statement/prospectus).**

10.5	Form of Calidi Biotherapeutics, Inc. 2022 Employee Stock Purchase Plan (included as Annex H to the proxy statement/prospectus).**

10.6	License Agreement, dated June 7, 2021, by and among Calidi Biotherapeutics, Inc. and Northwestern University.**†

10.7	License Agreement, dated July 22, 2021, by and among Calidi Biotherapeutics, Inc. and University of Chicago.**†

10.8	Collaboration Agreement, dated April 9, 2020, by and among Calidi Biotherapeutics, Inc. and Personalized Stem Cells, Inc.**

10.9	Employment Agreement, dated February 1, 2022, by and among Calidi Biotherapeutics, Inc. and Allan Camaisa.**

Exhibit No.	Description

10.10	Employment Agreement, dated February 1, 2022, by and among Calidi Biotherapeutics, Inc. and George K. Ng.**

10.11	Employment Agreement, dated February 1, 2022, by and among Calidi Biotherapeutics, Inc. and Wendy Pizarro.**

10.12	License Agreement, dated October 14, 2021, by and among Calidi Biotherapeutics, Inc. and Northwestern University†**

10.13	Securities Purchase Agreement, dated June 16, 2023, by and among Calidi Biotherapeutics, Inc., Jackson Investment Group, LLC and Calidi Cure, LLC**.

10.14	Share Transfer Agreement, dated June 16, 2023, by and among First Light Acquisition Group, Inc., Jackson Investment Group, LLC and Metric Finance Holdings I, LLC**.

10.15	Share Transfer Agreement, dated June 16, 2023, by and among First Light Acquisition Group, Inc., Calidi Cure, LLC and Metric Finance Holdings I, LLC**.

10.16	Series B Preferred Stock Investors’ Rights Agreement, dated June 16, 2023, by and among Calidi Biotherapeutics, Inc. and the Investors party thereto**.

10.17	Voting and Lock-Up Agreement, dated June 16, 2023, by and among Calidi Biotherapeutics, Inc., First Light Acquisition Group, Inc. and Jackson Investment Group, LLC (included as Annex E-2 to the proxy statement/prospectus).**

16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission.**

23.1	Consent of BDO USA, P.A., independent registered public accounting firm of FLAG.**

23.2	Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm of Calidi.**

23.3	Consent of The Benchmark Company, LLC.**

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).**

23.5	Consent of Marcum LLP, independent registered public accounting firm of Calidi.**

24.1	Power of Attorney (included on the signature page of this registration statement).**

99.1	Director Consent of Allan Camaisa**

99.2	Director Consent of George Ng**

99.3	Director Consent of Heehyoung Lee**

99.4	Director Consent of Scott Leftwich**

99.5	Director Consent of James Schoeneck**

99.6	Director Consent of Alfonso Zulueta**

99.7	Director Consent of Thomas Vecchiolla**

99.8	Form of Proxy Card**

101.INS	Inline XBRL Instance Document.**

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.**

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.**

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).**

107	Calculation of Filing Fee Table

**	Previously filed.
*	To be filed by amendment.
†

Pursuant to item 601(b)(10)(iv) of Regulation S-K, certain information has been excluded because it is both not material and the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 2, 2023.

FIRST LIGHT ACQUISITION GROUP, INC.

By:	/s/ Thomas Vecchiolla
Name:	Thomas Vecchiolla
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

/s/ Thomas Vecchiolla Thomas Vecchiolla		Chief Executive Officer (Principal Executive Officer)	August 2, 2023

* Michael J. Alber		Chief Financial Officer (Principal Financial and Accounting Officer)	August 2, 2023

* Michael C. Ruettgers		Director	August 2, 2023

* William J. Fallon		Director	August 2, 2023

* Jeanne C. Tisinger		Director	August 2, 2023

*By: Name:	/s/ Thomas Vecchiolla Thomas Vecchiolla
Title:	Attorney-in-fact